UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2024

Better Home & Finance Holding Company
(Exact name of registrant as specified in its charter)

Delaware	001-40143	93-3029990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 World Trade Center
175 Greenwich Street, 57th Floor
New York,	NY	10007
(Address of principal executive offices) (Zip Code)
(415) 523-8837
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BETR	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	BETRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
Better Home & Finance Holding Company (the “Company”) held its 2024 Annual Meeting of Stockholders on June 4, 2024 (the “2024 Annual Meeting”). As of the close of business on April 8, 2024, the record date for the 2024 Annual Meeting (the “Record Date”), 392,522,531 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and 291,901,442 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Voting Common Stock”), representing 1,268,226,857 votes, were issued and outstanding. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to three votes.

The holders of shares of Class A Common Stock and Class B Common Stock representing 894,730,516 votes, were present in person or represented by proxy at the 2024 Annual Meeting, which is 70.54% of the combined voting power of the outstanding Voting Common Stock as of the Record Date and constitutes a quorum for the 2024 Annual Meeting. Set forth below are the voting results for the proposals considered and voted upon at the 2024 Annual Meeting.

1.Election of Directors. The nominees named below were elected to serve as directors for a term expiring at the next annual meeting of stockholders of the Company and until their successors are elected and qualified or until their death, resignation or removal. The voting results for each of the nominees are as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Harit Talwar	765,325,663	33,230,723	4,372,290	91,801,840
Vishal Garg	797,140,774	3,110,258	2,677,644	91,801,840
Michael Farello	795,571,422	2,668,562	4,688,692	91,801,840
Arnaud Massenet	796,389,933	1,825,769	4,712,974	91,801,840
Prabhu Narasimhan	796,323,568	1,908,910	4,696,198	91,801,840
Steven Sarracino	796,035,683	1,311,790	5,581,203	91,801,840
Riaz Valani	794,186,550	4,039,784	4,702,342	91,801,840

2.Approval of One or More Amendments to the Company’s Amended and Restated Certificate of Incorporation to Effect One or More Reverse Stock Splits. A proposal to approve one or more amendments to the Company’s Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits of the Company’s Class A Common Stock, Class B Common Stock and Class C common stock, par value $0.0001 per share, at a ratio ranging from any whole number between 1-for-2 and 1-for-100 and in the aggregate not more than 1-or-100, inclusive, as determined by the Board of Directors of the Company (the “Board”), in its discretion, subject to the Board's authority to abandon such amendments. The proposal was approved, and the voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
886,237,208	8,084,827	408,481	—

3.Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Permit Officer Exculpation. A proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit for officer exculpation to the extent permitted under Delaware law. The proposal was approved, and the voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
765,533,900	34,188,014	3,206,762	91,801,840

4.Ratification of Appointment of Independent Registered Public Accounting Firm. A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024. The proposal was approved, and the voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
871,083,231	3,349,836	20,297,449	—

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits relating to Item 9.01 shall be deemed to be furnished, and not filed:

Exhibit	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETTER HOME & FINANCE HOLDING COMPANY

Date: June 6, 2024	By:	/s/Paula Tuffin
	Name:	Paula Tuffin
	Title:	General Counsel, Chief Compliance Officer and Secretary